UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2015

Foot Locker, Inc.

(Exact Name of Registrant as Specified in its Charter)

New York	1-10299	13-3513936
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

112 West 34th Street, New York, New York	10120
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 720-3700

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 20, 2015, Foot Locker, Inc. (the “Company”) entered into a new employment agreement with each of Lauren B. Peters, as Executive Vice President and Chief Financial Officer, Robert W. McHugh, as Executive Vice President—Operations Support, Paulette Alviti, as Senior Vice President and Chief Human Resources Officer, and Jeffrey L. Berk, as Senior Vice President—Real Estate. The new employment agreements, in the form attached hereto as Exhibit 10.1, which is incorporated herein in its entirety, replace their prior employment agreements. The new employment agreements are for terms expiring January 31, 2016, consistent with their prior employment agreements. The employment agreements will automatically renew for additional one-year periods unless notice of non-renewal is provided by the Company three months prior to the end of the applicable term. The new employment agreements include a clawback policy provision and a change to the definition of severance benefit from a service based formula to a salary multiple formula.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Form of Senior Executive Employment Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOOT LOCKER, INC.

Date: April 20, 2015	By:	/s/ Sheilagh M. Clarke
		Name:	Sheilagh M. Clarke
		Title:	Senior Vice President, General Counsel and Secretary